Exhibit 99.1

Cindy Andreotti Appointed to PCTEL Board

Andreotti Successfully Led Global Sales Organizations at AT&T and MCI

BLOOMINGDALE, Ill. – September 24, 2013 — PCTEL, Inc. (NASDAQ: PCTI), a leader in simplifying wireless and site solutions for private and public networks, announced today that the PCTEL Board of Directors appointed Cindy Andreotti to its Board. Andreotti’s appointment follows the election of Carolyn Dolezal to PCTEL’s Board of Directors during the second quarter.

Andreotti is a 26-year telecommunications industry veteran and President and CEO of The Andreotti Group, a strategic business advisory firm. Prior to launching The Andreotti Group, she was responsible for sales, service, and bottom-line performance at both AT&T and MCI where she built a strong track record in managing large enterprise, government, and global customers. At MCI she was President, Enterprise Markets which serviced over 280 Fortune 500 customers. She also implemented the MCI Solutions business (managed services) and helped build a $2 billion revenue stream in the business’s first year. Before joining MCI in 1990, Ms. Andreotti managed national accounts at AT&T, notably Dayton Hudson (currently Target). She delivered the first touch-sensitive PDAs with related back office systems and network into Dayton’s retail operation.

“PCTEL will achieve over $100 million in revenue this year. Cindy will help us achieve the next $100 million, bringing current industry knowledge and business development experience to the Board,” said Marty Singer, PCTEL’s Chairman and CEO. “PCTEL’s Board and management team is delighted to have Cindy representing our shareholders and providing valuable insight into our growth plans,” added Singer.

“It is exciting to have an opportunity to contribute to PCTEL’s growth and to support Marty and his team,” said Andreotti. “I look forward to working with the board and management as PCTEL builds upon its momentum,” added Andreotti.

Ms. Andreotti joins the board in anticipation of John Sheehan’s planned retirement at the end of 2013. For the next three months, there will be eight directors. Andreotti will serve on both the Compensation Committee and the Nominating and Corporate Governance Committee. Andreotti has served on boards of public companies such as APAC Customer Services, Inc. and private companies such as Rivermine Software Inc., with strong experience in compensation, audit, and governance. Andreotti earned a Bachelor of Arts degree from the College of St. Catherine in St. Paul, Minnesota, where she studied Business Administration and Women in Management. She has also attended executive management training at the Aspen Institute, Menninger Foundation, and the Stanford School of Business Executive Leadership Program.

About PCTEL

PCTEL, Inc. (NASDAQ: PCTI), develops antenna, scanning receiver, and engineered site solutions and services for public and private networks. PCTEL RF Solutions specializes in the design, optimization, and testing of today’s wireless communication networks. The company’s SeeGull® scanning receivers, SeeHawk® visualization tool, and Clarify® system measure and analyze wireless signals for efficient cellular network planning, deployment, and optimization. PCTEL develops and supports scanning receivers for LTE, TD-LTE, EV-DO, CDMA, WCDMA, TD-SCDMA, GSM, and WiMAX networks.

PCTEL Connected Solutions™ simplifies network deployment for wireless, data, and communications applications for private network, public safety, and government customers. PCTEL Connected Solutions develops and delivers high-value Yagi, land mobile radio, WiFi, GPS, in-tunnel, subway, and broadband antennas (parabolic and flat panel) through its MAXRAD®, Bluewave™, and Wi-Sys™ product lines. PCTEL also designs specialized towers, enclosures, fiber optic panels, and fiber jumper cables to deliver custom engineered site solutions. The company’s vertical markets include SCADA, health care, smart grid, positive train control, precision agriculture, indoor wireless, telemetry, offloading, and wireless backhaul. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, or rfsolutions.pctel.com.

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Jack Seller

Public Relations

PCTEL, Inc.

(630)339-2116